LEADING THE WAY THE STERLING WAY —— 2023 SUSTAINABILITY REPORT

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 2 INTRODUCTION About Sterling 3 A Message from Our Leaders 4 Championing the Cause 7 The Sterling Way 8 Laying the Groundwork 9 GOVERNANCE Sound and Effective Governance 12 Ethics and Compliance 14 Risk Management 15 Protecting Data 16 SAFETY Protecting Our People 18 Safety First 19 Precautions and Initiatives 20 SOCIAL People, Our Most Precious Resource 22 Diversity, Equity and Inclusion 23 A Holistic Approach to Employee Health and Wellness 24 Empowering Our People – Training and Development 25 How We Give Back 26 Supporting Our Communities 27 Investing in Future Generations 29 ENVIRONMENTAL Environmental Stewardship 32 Responsible Building Practices and Partnerships 33 Community Partners and Good Neighbors 35 Protecting Before Construction 36 APPENDIX About This Report 39 Stakeholder Engagement 40 Reference Disclosure 41 TABLE OF CONTENTS This report provides Environmental, Social and Governance (ESG) information to stakeholders. Report with the release date: 4/24/2023; reflects activity beginning in 2020. We intend to provide periodic updates to this report and on our website, strlco.com. The data in this report are unaudited. Cover and page 2: Texas Sterling Construction Co. (Transportation Solutions Sterling subsidiary) Memorial Park Land Bridge project in Texas. Trail construction standards for design and sustainability were applied to reduce impact on the park’s ecological systems.

Sterling’s strategic vision is based on elements and objectives that solidify our base business and help us expand into new markets while also reducing risk. THE STERLING WAY — 2023 SUSTAINABILITY REPORT 3 ABOUT STERLING Sterling Infrastructure, Inc. operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and Hawaii. E-Infrastructure Solutions + Provides advanced, large-scale site development services for data centers, e-commerce distribution centers, manufacturing, warehousing, energy and more. Transportation Solutions + Includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions + Projects include residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs and other concrete work. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors — that is The Sterling Way. Joe Cutillo, CEO: “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.” For more information about Sterling or to read our latest Annual Report to shareholders, visit our website at www.strlco.com.

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 4 A MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER, JOE CUTILLO More than ever, sustainability plays a central role in shaping business strategy. Companies are challenged to incorporate sustainable practices into their operations and challenged to effectively communicate their efforts with full transparency. As leaders in infrastructure innovation, we accept these challenges and recognize that it is our responsibility to help make our industry — and the world — cleaner, better and more equitable for all. As Sterling continues to develop massive project sites, build new infrastructure and service aging infrastructure, it is important to take time to discern what this all means, not only for our company but also for our Nation. As Sterling’s leader, I wholeheartedly believe reflecting on these matters is necessary. I often ponder on questions such as: How are we leading the way to prepare the groundwork needed for critical infrastructure? How do we innovate solutions for responsible construction? What new discoveries are we uncovering with the technological advances we test? And, most importantly, are we developing and encouraging our people and future talent? The answers to these are not only vital to a sustainable future but are also important to Sterling and our stakeholders. Safeguarding our future is embraced at every level of our organization. Our culture fosters proactive employee engagement, and entrepreneurial ingenuity is encouraged across our businesses, resulting in new sustainable solutions and service offerings. Efforts such as these are at the heart of our steadfast commitment to care for and protect our people, our customers, our investors, our communities and the environment. That is The Sterling Way. This year’s report underscores our sustainability efforts with the addition of examples from our three sectors: E-Infrastructure, Transportation and Building Solutions, along with governance principles that support our strategic vision. While sustainability has always been inherent in our culture, our efforts will only continue to strengthen for the benefit and betterment of all stakeholders. Joe Cutillo, CEO Joe proudly serves on the Board of the American Road & Transportation Builders Association (ARTBA) At Sterling, we build and service the infrastructure that enables our economy to run, our people to move and our country to grow.

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 5 EXECUTIVE COMMITMENT Designing and implementing long-term value creation for all stakeholders is one of my more rewarding roles as Sterling’s Chief Financial Officer. At Sterling, we understand that what is important to our stakeholders plays a leading role in our organization’s strategy. That is why we have established governance practices aimed at monitoring and mitigating organizational risks. We are constantly searching for ways to capture activities with an enterprise-wide view of our Company’s operations and strive for greater functional alignment and transparent reporting. We are in the process of clearly defining and setting our organization’s sustainability standards and their alignment with the established frameworks and recommendations for setting, measuring and reporting sustainability targets. We will continue to proactively shape and integrate nonfinancial processes, controls and data into our disclosures to further enhance our communications. Ronald A. Ballschmiede, Executive Vice President, Chief Financial Officer & Chief Accounting Officer Ronald currently serves or has served as a Board member of The Woodlands Texas Children’s Hospital Advisory Council, the Board of Executive Advisors for Northern Illinois University College of Business and the Chicago Better Business Bureau. “ Having our people work smarter and not harder will provide extreme results for the organization, and analytical tools like Power BI allow their time/effort to be transformed from preparing the results to analyzing the results. At this moment, the opportunities ahead of us seem endless, and I am very excited to see how this transformation plays out and what the future holds for Sterling.” — Chris Wittrock, Director of Financial Operations

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 6 EXECUTIVE COMMITMENT More and more, issues relating to sustainability, such as environmental, employment, and societal, are creating ongoing challenges for organizations like ours. At Sterling, we understand the complexities around sustainability and work diligently to understand those issues that are most important to our stakeholders. As General Counsel for Sterling, I am proud to lead our Governance and Compliance activities. My responsibilities include the Code of Business Conduct and managing both legal and non-legal challenges and risks associated with sustainability. Most importantly, I help ensure we are an ethical and responsible company. To date, we have established priorities to help our company navigate emerging challenges and to allocate resources effectively that create strong foundations for future success. It is an ongoing process, and we are more than up to the task. Mark D. Wolf, General Counsel, Chief Compliance Officer & Corporate Secretary “ At Sterling, we are committed to holding our employees to the highest standards when it comes to Sterling’s Ethics and Compliance program. In my role, I have the responsibility of overseeing the organization of our Ethics and Compliance training for all employees and directors, as well as the annual certifications for select employees and directors. Since I began this role, I have understood the importance of the organization’s need to track the annual progress we make. I take special care to thoroughly review progress, completion rates and escalating non-compliance as appropriate.” — Angela Lagrone, Legal Assisstant, Sterling Infrastructure, Inc. Mark is a proud member of the Texas General Counsel Forum.

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 7 CHAMPIONING THE CAUSE This report marks the second annual sustainability report since I began with Sterling, and I couldn’t be prouder. This year, I am excited to feature employee testimonials to highlight their dedication to their work. I hope to continue lifting voices because I believe we are just at the beginning of discovering the richness of the talent within the entrepreneurial spirit that drives Sterling forward. In addition to feeling great pride for the vital infrastructure solutions Sterling provides our Nation, one of the most rewarding aspects of my position is sharing how sustainability is woven into everything we do. Along with regular updates to the Board of Directors, I also keep management, employees, community and business leaders and other stakeholders abreast of our ongoing sustainability efforts. Overall, my message is simple: Sterling’s already deep commitment to sustainability and corporate responsibility is only getting stronger. By utilizing the latest technological advancements, we are constantly bolstering our efforts to protect the environment and reduce our impact on surrounding communities. We devote thousands of hours to volunteer work and community outreach and support charities through various donations. What’s more, our educational initiatives benefit everyone from urban K-12 students to our own employees looking to further their careers. As a volunteer co-professor of the MBA Sustainability and Governance course at the University of St. Thomas, I am especially proud to work with future sustainability leaders. At Sterling, we believe meaningful sustainability is essential not only for our Company’s success but also for the betterment of society. As a leader in infrastructure innovation, we’re proud to do our part providing the Nation with responsible and sustainable infrastructure solutions. Mary Morley, Head of Corporate Communications and Stakeholder Engagement Mary at Plateau (E-Infrastructure Sterling subsidiary) project site. As a member of the National Investor Relations Institute (NIRI), Houston Chapter, Mary serves as VP of Communications. Additionally, she is a volunteer co-professor at the University of St. Thomas Houston (UST), Cameron School of Business MBA/BBA program’s Sustainability and Corporate Governance class, as well as a Celt Women’s Network Mentor and UST Alumni Association member. “ My favorite part of the training was gaining more insight on myself and how to best lead others — breaking down the things I don’t see very well but others do. I took from this experience a more in-depth look at my time management and usage. This investment in my professional development shows me that Sterling is truly invested in the future of the company, especially with folks that enjoy what they do for a living.” — Marco Velarde, Project Engineer, J. Banicki Construction and Sterling Academy, PE School participant

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 8 THE STERLING WAY — AN INTEGRAL PART OF OUR CULTURE Timeline of milestones achieved since 2020 20 20 20 23 20 22 COVID-19 response Sustainability, a core strategic item on Board’s agenda ESG related risks in Enterprise Risk Management (ERM) Support and partner with organizations that contribute to a sustainable future, including end customers, suppliers, national associations and nonprofits ESG in ERM assessment; Sustainability presented to Division Presidents and at Controller’s Conference Sterling’s CEO leads ARTBA’s Transportation Industry ESG recommendations Sterling’s CEO leads ARTBA’s Transportation Industry ESG recommendations ESG in ERM assessment; Internal collaborations continue with Sustainability presented at Sterling Academy, Annual Strategy Session, ELT and at Controller’s Conference Sterling’s Sustainability lead co-teaches MBA Sustainability and Governance class at UST Building a Better Tomorrow, The Sterling Way – 2022 Sustainability Report Support and partner with organizations that contribute to a sustainable future, including end customers, suppliers, national associations and nonprofits Support and partner with organizations that contribute to a sustainable future, including end customers, suppliers, national associations and nonprofits Leading the Way, The Sterling Way – 2023 Sustainability Report Sterling’s Sustainability lead co-teaches MBA Sustainability and Governance class at UST Support and partner with organizations that contribute to a sustainable future, including end customers, suppliers, national associations and nonprofits COVID-19 response Sustainability lead role added, reporting to CEO and CFO with direct line to BOD Investor perception studies by ISS Corporate Solutions and The Equity Group Market study by University of St. Thomas, Cameron School of Business MBA class Materiality assessment Development of first Sustainability Report Sustainability presented at Annual Strategy Session Sustainability in external communications ESG in ERM assessment 20 21

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 9 GROUNDWORK | COMMITMENTS | GOALS We work to help secure a positive, lasting impact in our infrastructure operations, as well as in the communities in which we operate. We seek to understand and look for ways to address and meet goals that are pertinent to our industry. Sterling supports the United Nations’ (UN) Sustainable Development Goals and UN Global Compact principles on human rights, labor, environment and anti-corruption. Please note some of these icons appear at the beginning of each section as well as on other pages of the report where applicable. The United Nations Sustainable Development Goals (UNSDGs) The 2030 Agenda for Sustainable Development was adopted by all United Nations Member States in 2015 and provides a shared blueprint for peace and prosperity for people and the planet, now and in the future. At its heart are the 17 Sustainable Development Goals (SDGs), which are an urgent call for action by all countries in global partnership. For more information on the UN SDGs, please visit sustainabledevelopment.un.org

GROUNDWORK | COMMITMENTS THE STERLING WAY — 2023 SUSTAINABILITY REPORT 10 Sterling helps to spread awareness of the importance of a future for all by promoting sustainability practices and actions within our industry. We are in the process of aligning our ESG-related disclosure and continue to monitor recommendations and initiatives applicable to our industry. Those include the United Nations Sustainable Development Goals (UNSDGs) and the International Sustainability Standards Board (ISSB) incorporating the Task Force on Climate-Related Financial Disclosures and the Sustainability Accounting Standards Board (SASB). The following list reflects examples of Sterling’s ESG implemented practices and planned initiatives. + Integrate climate change into key governance processes; enhance Board-level oversight through audit and emerging risk oversight + Bring together sustainability, governance, finance and compliance colleagues + Assess financial impact of climate risk and how it relates to revenues, expenditures, assets, liabilities and capital + Adapt existing enterprise-level and other risk management processes to take account of climate risk + Look at existing tools to help collect and report climate-related financial information + Plan to use the same quality assurance and compliance approaches for climate-related financial information as for finance, management and governance disclosures

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 11 GOVERNANCE

Access our full governance guidelines, committee charters and Code of Business Conduct below. GOVERNANCE THE STERLING WAY — 2023 SUSTAINABILITY REPORT 12 At Sterling, we are committed to conducting business with all of our stakeholders ethically and with integrity and full transparency. Additionally, we are committed to strong and effective governance practices that promote and protect the interests of our shareholders. Audit Committee Charter >> Compensation and Talent Development Committee Charter >> Corporate Governance and Nominating Committee Charter >> Board Governance Guidelines >> Code of Business Conduct >> President of Tealstone (Building Solutions Sterling subsidiary) and Sterling’s Board of Directors and leadership with customer at Tealstone project site

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 13 GOVERNANCE BOARD GOVERNANCE GUIDELINES, ETHICS AND BUSINESS CONDUCT We are committed to strong and effective governance practices that promote and protect the interests of our shareholders. Our Board Governance Guidelines, along with the charters of the standing committees of our Board, provide the framework for the governance of the Company and reflect the Board’s commitment to monitor the effectiveness of policy and decision making at both the Board and management levels. Our Board Governance Guidelines and our can be accessed via the links provided within this report and are available at www.strlco.com under Investor Relations/Corporate Governance: Board Governance and Code of Conduct, respectively.

1. Ralph L. Wadsworth (RLW, Transportation Solutions Sterling subsidiary) employees at project site 2. Sterling’s Board of Directors and executive leadership at Petillo project site 3. Tealstone VP, Sterling’s Board of Directors and CFO with customer at Tealstone project site 4. RLW (Transportation Solutions Sterling subsidiary) employee at project site 4 21 3 Ethics and Compliance Training and Assessment A critical element of Sterling’s ethics and compliance program is the ongoing training and education of its employees on the application of the core Sterling values, and individual obligations under applicable legal requirements and Company policies. Sterling trains all of its employees on the Code of Conduct, including its content and application to daily activities. Sterling also provides targeted training in key risk areas to those employees whose job functions are affected by those risk areas. Sterling’s ethics and compliance program includes ongoing efforts to assess, evaluate, monitor, and audit compliance with the Company’s ethics and compliance policies and procedures. The nature, extent, and frequency of these activities depend on a variety of factors, including new regulatory requirements, changes in business practices, and other considerations. THE STERLING WAY — 2023 SUSTAINABILITY REPORT 14 GOVERNANCE Sterling is committed to high ethical, moral, professional and legal standards and is dedicated to operating within these ideals at all levels and phases of our organization. Built around preventive communications, education and training programs, our ethics and compliance program enables employees to identify and deal with ethical issues, should they arise. It includes a Code of Business Conduct along with policies that cover Insider Trading, Conflicts of Interest, Anti-Fraud and Supplier Code of Conduct. A more comprehensive look at Sterling’s ethics and compliance program is available here. We encourage employees to speak up through our See Something, Say Something initiative. By ensuring all Sterling employees are aligned with policies and regulations, this initiative encourages everyone to take responsibility for their actions while helping grow our business in a compliant way. Additionally, Sterling provides several channels for employee communications, including our Ethics Line — an anonymous and confidential method to hear concerns or report misconduct. The Ethics Line is open not only to Sterling employees but also to any party with knowledge of an ethics or compliance issue, including customers, vendors and other third parties. A CULTURE OF OPENNESS AND INTEGRITY

Board of Directors Ultimately responsible for risk oversight Board Committees Assist the Board in fulfilling its oversight responsibilities with respect to the following: Audit Committee Compensation and Talent Development Committee Corporate Governance and Nominating Committee • Independent registered public accounting firm • Internal controls and financial reporting • Related party transactions • IT governance and data security • Macro-economic factors • Legal and regulatory compliance, including contract structure and litigation management • Complaint reporting procedures • Incentive compensation (cash and equity) • Executive compensation • Talent acquisition, development and rentention • Key senior management succession planning • Director compensation • CEO evaluation • Board and committee leadership structure • Corporate governance • Director nominations • Board governance guidelines • Board and director evaluations • Board and CEO succession planning Risk Management Our Board of Directors is responsible for risk oversight and focuses on understanding risks involving operations and strategic direction, as well as the adequacy of our overall risk management process. The Board evaluates risks over the short and long term. A formal annual enterprise risk assessment includes members of management and is part of our strategic plan process. Throughout the year, the Board receives briefings and assessments of risks, including environmental responsibility and sustainability, ESG compliance and climate-related impacts. Our Board believes full and open communication between executive management and our Board is essential to effective risk oversight. Our Board chair meets regularly with executive management to discuss business strategies, opportunities, challenges, enterprise risk assessment and risk mitigation strategies. Executive management attends all regularly scheduled Board meetings and are available to address any questions or concerns raised by our Board. Our Board of Directors oversees the strategic direction of the Company and considers the potential rewards and risks of business opportunities and challenges. They also monitor development and management of risks that impact our strategic goals. The Board’s involvement in the planning process is critical to the assessment of risks that impact strategic goals and the management of risks as they develop. The Board holds annual strategic and succession planning sessions to discuss the progression of Sterling’s strategy and utilization and development of talent and management succession. Our Board of Directors has direct risk management oversight responsibilities, including HSE compliance, ESG compliance, climate change related factors, management and integration of 50% owned entities, construction JV partners and new acquirees. Sterling’s Board of Directors and senior management receive regular updates for risks associated with climate; Environmental, Social and Governance (ESG); and other enterprise-level risks. The Head of Corporate Communications and Stakeholder Engagement communicates with the Board of Directors and reports directly to both the Chief Executive Officer and Chief Financial Officer. This role is a member of the executive leadership team to ensure regular communication with Sterling’s General Counsel, Chief Compliance Officer, and Corporate Secretary, Vice President of Investor Relations and Strategy, Sector Presidents, the Vice President of Health and Safety, Vice President of Information Technology and other leaders. For details on risk management or Board committees, refer to our Proxy Statement posted within the "Investor Relations/Financials & Reports: Annual Reports" section of www.strlco.com. THE STERLING WAY — 2023 SUSTAINABILITY REPORT 15 GOVERNANCE

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 16 GOVERNANCE PROTECTING DATA. REDUCING RISK. TRAINING STATS Industry Benchmark Data Industry: Construction Organization Size: Large (1,000+ users) In 2022, an enhanced Employee Self Service portal was developed. This portal is designed to serve as a knowledge base where employees can log in to explore the latest IT solutions, tips and resources in addition to reviewing the status of their service request. Cybersecurity Sterling utilizes a multi-faceted approach to management methodology for cybersecurity to best protect Company data. This approach includes people, policies, processes and technology. We regularly monitor our information technology service offerings to safeguard data and to help improve and stabilize our network and systems. We periodically audit our existing network and systems and make upgrades as needed. In addition to protective systems and measures, we believe that ongoing employee awareness and training play a critical role in data security. Training includes Security Awareness Proficiency Assessment (SAPA) in pertinent knowledge areas such as internet use, email security, social media and mobile devices. Read more about our Cybersecurity measures here. Organization’s SAPA Score: 66% Industry SAPA Score: 60% “ Over the past few years, Sterling has given me the opportunity to explore the use of analytical tools such as Power BI. The ability to have live, up-to-date data and to be able to make real-time strategic decisions from this data is truly invaluable to the organization. With these tools, we have been able to gain insights into our data that we were never able to see before. But this is only the beginning; there is so much more that hasn’t been explored yet. As we continue to grow, tools like this will become an essential part of monitoring performance across the organization and will be a key aspect in pushing us forward.” — Chris Wittrock, Director of Financial Operations

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 17 SAFETY

SAFETY

PROTECTING OUR PEOPLE IS, AND ALWAYS WILL BE, OUR #1 PRIORITY.

We take great pride in our diligent adherence to safety precautions and procedures and that our efforts have earned prestigious safety awards. Whether on site or in our office, the safety of our people is of paramount importance. We strive to make sure everyone arrives home safely each and every day.

The safety of our employees, contractors and the public is central to our day-to-day operations. That is why we promote safety every day in everything we do. Our safety program, **Safe and Sound**, defines focus points that align all of Sterling toward the goal of an injury-free work environment. We have company-wide policies, practices and systems to ensure the safety of our employees and operations across our footprint.

We also continuously look for ways to enhance our safety initiatives. This includes additions to our Safety Manual with a section for project access and first aid procedures. We also rolled out a driver safety program that includes MVR monitoring, vehicle telematics, driver training and driver safety acknowledgments.

+ In 2022 our company set a new standard for excellence with one of the safest years in the industry
+ Our safety-oriented subsidiary, Texas Sterling Construction, was honored with the First Place Safety Award from the American Road and Transportation Builder Association (ARTBA)
+ Our largest Transportation subsidiary, Ralph L. Wadsworth Construction, worked all of 2022 without a single recordable or lost time injury

Safety KPIs	FY19	FY20	FY21	FY22
Total Recordable Incident Rate (TRIR)	1.51	0.92	0.53	0.58
Lost Time Incident Rate (LTIR)	0.18	0.13	0.07	0.13
Experience Modification Rate (EMR)	0.82	0.84	0.76	0.69
Days Away, Restricted or Transferred (DART)	0.71	0.43	0.33	0.26
Fatality Rate	0	0	0	0

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THE STERLING WAY — 2023 SUSTAINABILITY REPORT 19 SAFETY SAFETY FIRST AND FOREMOST Policies and procedures are distributed via the Sterling Infrastructure, Inc. Safety Manual, our company-wide safety manual, which provides clear guidance for our managers and empowers our employees with the knowledge and resources they need to complete their work safely. Our safety manual is part of the Sterling Safety Management Program and is regularly reviewed and updated to stay current with industry standards. All employees must provide written acknowledgment that they have read and understand Sterling’s safety policies. Our focus on safety processes have allowed us to maintain a high level of safety at our work sites. All project employees receive hazard-specific training, and our newly hired employees undergo an initial safety orientation and receive follow-up trainings during their first 90 days of employment. Our project managers and superintendents work closely with the safety department to ensure safety is planned into all of our operations before they begin. Our project foremen are required to conduct daily safety briefings with employees. Regular safety walk-throughs are conducted by our managers, supervisors and safety staff to evaluate project conditions and observe employee safety behavior. Safety training includes: + Awareness Sessions + Emergency Response Procedures + Confined Space Rescue + Fall Protection + Respiratory Protection + Heat Illness Prevention + Crane Training + Incident Investigation Read more about our Safety Programs here. At Sterling, we strive to proactively manage and mitigate risks associated with our industry. Under our Health, Safety & Environmental (HSE) risk management program, objectives, policies and goals are set at the corporate level and applied to company-wide operations. Plateau Excavation (E-Infrastructure Solutions, Sterling subsidiary) employees stretching at project site.

SAFETY THE STERLING WAY — 2023 SUSTAINABILITY REPORT 20 SAFETY INITIATIVES Our culture is one where employees have the autonomy to make the right choices for themselves, their families and their communities. Our goal is to make sure everyone goes home Safe and Sound every day. That’s The Sterling Way. Safety performance measures are directly linked to compensation beginning at the top levels of our organization because we believe that critically reinforces a strong safety culture. Annual goals for safety inspections and observations are set for every one of our businesses. Updates are presented at every board meeting and at every executive leadership team meeting. To ensure the health and safety for all employees, suppliers, customers, partners, community neighbors, project site passers-by and local inhabitants, we implement our safety programs at all locations. LEVERAGING TECHNOLOGY AND EQUIPMENT Continuing our culture of safety includes leveraging technology to assist us in moving our safety program forward. Technology allows us to combine data from our vehicle telematics and safety management systems into simple, usable dashboards. These dashboards enable us to pinpoint areas for improvement and work with our field operations to make improvements and push our program forward. By using the newest versions of Caterpillar equipment, we maximize performance by working faster and safer while minimizing hours at project sites and decreasing exposure to different risks. Advanced technology also offers less risk and easier training for operators. Newer Machines + Can sense overloads + Are safer by securing away coiled cables + Provide more legroom, shade, control technology, visibility and overall protection STERLING SAFETY INITIATIVES Improving driver safety through telematics and continual MVR monitoring Clearly defined leading indicator goals for the individual companies Develop real-time dashboards to highlight areas of improvement Managing risks by planning safety into our daily operations Training our employees – well over 12,000

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 21 SOCIAL

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 22 SOCIAL PEOPLE ARE OUR MOST PRECIOUS RESOURCE Efforts that help improve and protect human lives are whole heartedly supported by Sterling and each its subsidiaries, as well as our Board and management team. By recognizing the importance of positive contributions, we are constantly working toward achieving a more sustainable and ethical future. This includes standing firm in our goals of ensuring the health and well-being of our employees, reducing inequality within our company and those with whom we do business and increasing community involvement and service opportunities. 1. Safety meeting of Texas Sterling Construction Co. (Transportation Solutions Sterling subsidiary) 2. Banicki Construction (Transportation Solutions Sterling subsidiary) awarded the 2023 Build Arizona Project of the Year 3. Bridge by Ralph L. Wadsworth Construction (RLW, Transportation Solutions Sterling subsidiary) 4. Saturday cleanup along Mountain View Corridor Trail by RLW 5. Board of Directors and executive leadership at Petillo (E-Infrastructure Solutions Sterling subsidiary) project site 6. Sterling’s Board of Directors, Sterling leadership and Tealstone Leadership with customer at project site of Tealstone (Building Solutions Sterling subsidiary) 7. UST MBA Sustainability/Corp. Governance students presenting to Sterling and Plateau executive team at Sterling’s corporate office 1 54 2 6 3 7

Hispanic 51.8% White 41.7% Black 3.5% Pacific Islander 1.6% Other 1.4% EMPLOYEE DIVERSITY as of 12/31/2022 THE STERLING WAY — 2023 SUSTAINABILITY REPORT 23 SOCIAL We champion our collective differences and celebrate diversity, not only in terms of ethnicity and heritage, but also of thought, skills and experience. Ensuring diversity throughout the Company only strengthens our culture and enables us to serve our customers and communities to the best of our ability. We respect human rights and are committed to protecting the communities where we live and work and beyond. We understand all people are entitled to these fundamental and universal rights regardless of nationality, sex, ethnicity, race, age, religion, language or any other status. We respect the rights of all individuals, or groups of individuals, including vulnerable groups and people from traditionally marginalized backgrounds. Read our complete Corporate Human Rights Statement here. For Board of Directors’ diversity details, please see our 2023 Proxy Statement. Board Diversity We believe the Company’s director recruitment and nomination process demonstrates a continued focus on diversity, a broader spectrum of skills, experience and tenure on our Board, which further promotes and supports the Company’s long-term strategic goals. The addition of five new independent directors beginning in 2017 has increased the gender, racial, experience and skills diversity of our Board. Over half of the director nominees are either female or a racial/ethnic minority. We continue to include diversity as an important factor in determining the composition and make-up of the Board. During the recruitment and evaluation of the suitability of current directors and potential director nominees, the governance/ nominating committee considers a number of criteria, and we strive to continue developing a board that reflects a rich variety of backgrounds, viewpoints, experience, skills and expertise. DELIVERING SUCCESS THROUGH DIVERSITY

SOCIAL

A HOLISTIC APPROACH TO EMPLOYEE HEALTH AND WELLNESS

Sterling offers employee programs and benefits packages that take a holistic approach to employee health, addressing not only physical but also mental and emotional health. We also promote a positive life/work balance and healthy lifestyle.

Health and wellness programs include Sterling Fitness Challenges, annual wellness clinics, counseling, lifestyle coaching and work-life services.

Sterling benefits programs include health, fitness, travel and entertainment discounts. New programs introduced in 2022 include at-home physical kits and a diabetes management program.

Virtual Checkup Home Kit:
this 100% virtual at-home health checkup is offered at no cost to covered employees and their dependents. Individuals learn about their risk factors and review their results with a nurse practitioner who provides a Personal Action Plan to improve and optimize their health.

Diabetes Prevention Program:
this digital lifestyle change program inspires healthy habits and combines the latest technology with ongoing support so employees can make lasting changes that matter most. It is an approach that aims to reduce the risks of type 2 diabetes and heart disease through weight loss and management.


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1. Water breaks at project sites 2. Texas Sterling Construction (Transportation Solutions Sterling subsidiary) employees stretching at project site 3. Sterling employee and family participating at local walk event 4. Sterling employee family participating at community fall event 5. Sterling employee participating in MS150 event

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THE STERLING WAY — 2023 SUSTAINABILITY REPORT 25 SOCIAL EMPOWERING OUR PEOPLE We believe in a culture that helps to strengthen our workforce and provides a supportive and encouraging work environment in which our employees can further develop their skills. Established in 2021, Sterling Academy, a company-paid leadership development program, includes both instructor-led training and team-driven training that consists of seven modules for each of our three schools — Project Managers, Superintendents and Project Engineers. Following the successful pilot of two modules for each school in 2022, we launched the full academy curriculum in spring of 2023. TRAINING MODULES INCLUDE: 1. Leading Self and Others 2. Safety Management 3. Financial Management 4. Clients and Subcontractors 5. Planning and Scheduling 6. Project Administration 7. Construction Operations Transportation Solutions employees at Sterling Academy “ It has been exciting for me to watch how Sterling Academy has opened participants’ eyes to important concepts that will help them be more effective in their jobs. The personal development modules raised their self-awareness and taught them how to communicate more effectively while the other modules taught practical skills that were reinforced by project-based activities. I believe the skills they learned and the group activities will lead to greater consistency of practice and collaboration across business units.” — Ben Torgerson, Training and Development Manager, Sterling Infrastructure, Inc.

“ Whether as an individual, group or as a company, we are all called to help others. Volunteering is one of the most rewarding things we can do with our time. It’s been said that the volunteer always gets more from the experience than those they are there to help. I believe that to be true.“ – Joe Cutillo, CEO THE STERLING WAY — 2023 SUSTAINABILITY REPORT 26 SOCIAL GIVING BACK IS FRONT AND CENTER As a leader in infrastructure, we recognize how increasingly vital it is to protect our environment. That same spirit of stewardship fuels our social endeavors as well. By championing diversity, keeping one another safe and protecting our communities, we constantly strive to better deliver on our business goals for the benefit of all. This includes collaborating with organizations that are important to our employees and stakeholders. We encourage and empower employees to volunteer their time on causes that matter to them, and in 2022, we bolstered our commitment to the communities we serve by initiating new efforts while maintaining longstanding sponsorships. New Danville Since 2021, Sterling has supported New Danville, a not-for-profit 501(c)(3) charitable and educational organization that provides adults with intellectual and developmental disabilities an opportunity to live enriched and purposeful lives. Recent projects included painting walkways, a portable building, classrooms and lunchrooms. Learn more about New Danville here. Sterling employees and executive leadership working hard to help keep the existing New Danville facility looking like new and refreshing a used building that was donated.

SOCIAL

SUPPORTING OUR COMMUNITIES

In addition to serving as mentors, ambassadors, sponsors, partners and in other volunteer capacities, Sterling employees:

+ Partner with community organizations
+ Empower underrepresented and diverse groups
+ Seek opportunities to provide students real-life experiences

Charley is a student at Pillar Elementary School in Livingston. The school serves 80 students with severe disabilities and medical challenges, providing education and an intensive program of physical, speech and occupational therapy. Petillo Companies (E-Infrastructure Solutions Sterling subsidiary) sponsors him in the school's annual walk. All of the funds raised go to support equipment and activities that directly impact students.



Goose is a proud member of the West Bountiful Police Department's K-9 Program. Ralph L. Wadsworth (RLW, Transportation Solutions Sterling subsidiary) helped to relaunch the Department's K-9 program for community safety.




St. Mary's
Food Bank

Banicki Construction (Transportation Solutions Sterling subsidiary) donated 500 lbs. of food and cash donations from employees to St. Mary's Food Bank. This is an annual program initiated in 2021 by Banicki's own Sharon Jones.



Since 2013, My Friends and Me (MFAM), a non-profit organization founded by employees of Plateau Excavation (E-Infrastructure Solutions Sterling subsidiary), have donated uncooked Thanksgiving dinners to families who might not be able to afford this special meal. Non-perishable essentials of a traditional Thanksgiving feast are packed in a reusable grocery bag. A gift card is also included so families can buy a turkey or other items they may need for their meal. Eighty families received meals in their first year, and in 2022, over 1,500 families were fed.



A new initiative for 2022 was the Interfaith of the Woodlands' Annual Toy Drive. Sterling employees volunteered time to unload trucks of donations, fill carts, sort donated items and accompany parents as they selected toys and gifts for their children.



RLW supported the American Foundation for Suicide Prevention for the first time in 2022. They volunteered during the organization's Out of Darkness Suicide Prevention Walk by feeding walkers and participants.



RLW employees continue to volunteer annually doing clean-ups for the Draper City Roundabout, Mountain View Corridor Trail and Adams Trail.

THE STERLING WAY – 2023 SUSTAINABILITY REPORT 27

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 28 SOCIAL + Carbon Valley Help Center/Sister Carmen Community Center, a non-profit organization offering critical resources to thousands of individuals and families per year; in 2022, the Sterling IT Department organized the center’s first food drive that was initiated by Sterling’s IT Director who lives in the community " We try to do quarterly volunteering on some level for the local community. I initiated this involvement, as it was brought to me by a neighbor.” – Melissa Wilde, Director of IT Customer Service + Working with Habitat for Humanity + Supporting local municipal facilities with materials, equipment and labor for repairs, cleaning and painting, such as facilitating repairs and clean-up for the Oakley, Utah, Rodeo Grounds and building a stage for Kuna City Days + Building a ramp for a local resident with amyotrophic lateral sclerosis (ALS) + National Charity League (NCL), whose mission is to foster mother-daughter relationships in a philanthropic organization committed to community service, leadership development and cultural experiences “I love spending time with my daughter and also giving back to our community. Our favorite activities have been writing letters to deployed service members, veterans and first responders, working Backpack Drives for local Conroe elementary schools, and volunteering at the Special Olympics’ bowling and basketball competitions.” – Jennifer Green, Director of HR + Supporting youth sports teams with travel, equipment and uniform expenses + Supporting youth reading and enrichment programs + Providing local schools, community areas, pedestrian bridges and playgrounds with repairs and updates + Hotdogs for the Homeless, an outreach program helping dozens of homeless people get off the street; for the past nine years, Sterling subsidiary Ralph L. Wadsworth (RLW) has volunteered hours to help feed the homeless + Bridle Up Hope, a public charity with a mission to inspire hope, confidence, and resilience in young women through equestrian training + Pillar of Care Continuum, an organization dedicated to enhancing the lives of people with disabilities and other special needs + Facilitating the construction of homes for wounded veterans + Providing meals to area hospital health care workers and volunteers + Holding American Red Cross blood drives + Conducting military drives for troops overseas ENCOURAGING EMPLOYEE PARTICIPATION Each year, more and more company-wide efforts initiated by our employees are supported through monetary donations, volunteer time off and employee service days.

2 3 4 5 SOCIAL THE STERLING WAY — 2023 SUSTAINABILITY REPORT 29 In addition to the talent development programs within Sterling, we support inclusive, equitable, and quality education for all and promote lifelong learning opportunities. In all of our educational endeavors, we strive to ensure that all learners acquire the knowledge and skills needed to promote sustainable development within our companies and our communities. Sterling maintains strong partnerships with universities, trade schools, local high schools, primary schools and educational organizations. We fully embrace programs that help ensure equal access to all levels of education and vocational training for the vulnerable, including persons with disabilities and underrepresented groups. Investing in the growth of our future generations is a priority. In local high schools and tech schools, we help educate younger students on the benefits of working in a multitude of infrastructure- related disciplines. INVESTING IN FUTURE GENERATIONS Some of our ongoing efforts include: Within Sterling: + Sterling Academy + Tuition reimbursement program + New Hire Buddy system + Apprenticeship programs for laborers and entry-level skilled craft workers to help them increase their skills and their earning potential At the university level: + Sterling employee volunteering as a co-professor of the MBA Sustainability and Governance course at the University of St. Thomas in Houston + Career days and fairs + Internships by partnering with organizations like Genesys Works K-12 Schools + Work with schools in rural areas with limited employment opportunities + Visit schools in urban regions, where a greater concentration of underrepresented communities are present + Partner with schools with marginalized students having to help support their families through low-wage jobs with little to no opportunity for growth + Reading to the youngest of students to support their learning at the earliest levels + Participate in the "Student Competition and Construction Management Conference" in Reno, NV, where students from over 13 states gather to show off their skills in construction by solving real-life construction industry issues + Mock interviews for Genesys Works, an organization with a mission to provide pathways to career success for high school students in underserved communities through skills training, meaningful work experiences and impactful relationships 1. Sterling employee reading engagement at the elementary level 2. Sterling employee teaching MBA students about environmental stewardship and corporate governance 3. Sterling subsidiaries at student competition conference 4. RLW (Transportation Solutions Sterling subsidiary) employees at university career fair 5. RLW 2022 summer interns 1

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 30 SOCIAL A STUDENT’S STERLING EXPERIENCE Toward the end of 2022, I got an opportunity to work with Sterling Infrastructure, Inc. on building a strong, ESG-focused disclosure for their E-Infrastructure subsidiary, Plateau Excavation. My group and I collaborated with Mary Morley, Sterling’s lead ESG expert, to consolidate Plateau’s sustainability practices and highlight them in a formal ESG statement. Through our research, we quickly learned that sustainability was already embedded into Plateau’s site preparation processes long before the concept became trendy. Plateau had a keen consciousness of its impact on the environment, exhibited by its efficient on-site recycling process, its commendable efforts toward on-site wildlife protection, its high sensitivity to reducing its carbon emissions and its dedication to the safety and efficiency of its employees. But there was one more thing that equally impressed me as we worked with Sterling, and that was the pedigree of Sterling’s top-level employees. When the time came for my group to request specific company information that was not readily available online, the entire C-Suite rallied in crunch time to provide comprehensive answers to each question. They were earnest, humble and responsive, all unexpected qualities to find in the leaders of a large company, and their assistance was critical to improving the quality of our final presentation. I have always had a passion for ESG solutions. For the past four years, I have actively collaborated with the UN Foundation on #TOGETHERBAND, one of its product-based sustainability campaigns toward furthering the 17 UN Sustainability Development Goals. Working with a for-profit company like Sterling that viewed ESG as much more than a concept was extremely encouraging. It would be a pleasure to continue collaborating with Sterling, assisting in the documentation of its ESG practices. Sterling is setting an example in its field, proving that profitability and ethical practices are not mutually exclusive in business, and I would be honored to be a part of this story. Because for Sterling, ESG is not just another box to tick on a form or another hot button cause to pander to. ESG is, quite simply, The Sterling Way. — Kechi Okwuchi, Digital Content Manager, Professional Speaker, University of St. Thomas MBA/BBA program 2023 student, Author and Singer Kechi and fellow students presenting to Sterling leadership during the UST Sustainability and Governance class

A MESSAGE FROM OUR CEO THE STERLING WAY — 2023 SUSTAINABILITY REPORT 31 ENVIRONMENTAL

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 32 Contributing to a sustainable future is an integral part of The Sterling Way. We strive to reduce the environmental impact across our operations and are committed to complying with all applicable environmental laws and regulations. To minimize our environmental impact, we incorporate sustainable management to use natural resources more efficiently. Our people work closely together to ensure that our business practices are viewed through the lens of protecting our planet and its inhabitants. We pride ourselves on leaving a project area better than we found it. Sterling’s record financial achievements are proof that it is possible to grow a business while remaining committed to sustainable practices. Read our corporate Environmental Statement here. ENVIRONMENTAL STEWARDSHIP

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 33 ENVIRONMENTAL | E-INFRASTRUCTURE SOLUTIONS RESPONSIBLE BUILDING PRACTICES Our projects are often massive in scale; therefore, we take exceptional measures to minimize their impact. Our focus is to protect life both on land and below water. By partnering with like-minded customers, we are able to make great strides in building responsibly and sustainably. We partner with customers that are committed to sustainability and preserving natural resources with environmental stewardship. We strive for operational efficiency, resulting in faster project completion rates and fewer exposure hours for our workers. Reducing Our Carbon Footprint. We test and utilize advanced technologies and equipment aimed at increasing fuel efficiencies and reducing emissions. One example is the use of drones before, during, and after site development with the aim of surveying the land and tracking project progression, logistics, site conditions, weather impacts, natural habitats, protected areas and more. In addition, we test the integration of digital tools aimed at reducing carbon. On-Site Recycling Process. Recycling materials at project sites, a unique and sustainable practice, helps to reduce volumes of raw material brought into sites, thereby reducing construction waste while also reducing our carbon footprint. 1. Project site of Plateau Excavation (E-Infrastructure Solutions Sterling subsidiary) data center 2. Sterling’s Board and leadership visiting a data center project

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 34 Partnering with customers helps preserve natural resources. We partner with end customers and general contractors from the very beginning of the design phase and provide critical information regarding the prospected land options evaluated for the project. For example, we share our understanding of the natural slopes, terrain, surrounding development and other environmental considerations. We also share, support and recommend site developments designed to promote biodiversity, native plants, adaptive landscapes, efficient irrigation and alternative water sources. Partnering strategies. Caterpillar, a heavy machinery and equipment supplier, is a tremendous ally in our efforts to increase sustainability and reduce our overall impact on the jobsite. By utilizing advanced Caterpillar Tier 4 machines, we are able to achieve new levels of efficiency. The Environmental Impact of Standard Industry Practices. Typically, dump trucks are loaded with aggregate and hauled off site to a dumping area. The average dump truck consumes one gallon of fuel every 6 miles. Assuming an average dump truck uses 68.2 gallons of diesel per 11-hour daily shift, 812.31kg of CO2 is produced per day. Our sustainable process of using more on-site material instead of multiple trips hauling to and from the project site could potentially reduce our carbon footprint by 812.31 kg per dump truck per day. This not only reduces our carbon footprint, but it also results in faster project completion. The use of smarter machines has improved Sterling subsidiary Plateau’s entire operational efficiency, leading to 35% faster project completion and, as a consequence, 35% less exposure hours for its workers. Impact scenario based on UST MBA student assessment - Up to 75% reduced CO2 emissions vs. Tier 1 vehicles (up to 750hp) - Nearly 99% NOx reduction vs. Tier 1 vehicles - Added comfort for operators - GPS provides an increase of production management and efficiency of up to 35% with three different vehicle categories consuming 12 – 16% less fuel compared to earlier models Benefits of using smarter machines - Reduction of CO2 emission - Reduction of fuel consumption - Reduction in material costs - Faster project completion time resulting in increased operational efficiency Assumptions: - Distance of 19 miles (~30 minutes) between the project site and the dumping site - A singular dump truck running between sites for 11 hours/day would consume 68.2 gallons of fuel - High CO2 emissions from diesel consumption Variables: Distance, number of trucks CO2 emissions for 11 hours/day: 6 mpg x 19 miles = 3.1 gallons per 19 miles (30 minutes) = 6.2 gallons per one-hour round trip 6.2 gallons per one-hour round trip x 11 hours/day = ~68.2 gallons per truck per day PARTNERSHIPS FOR THE GOALS ENVIRONMENTAL | E-INFRASTRUCTURE SOLUTIONS Data Center Project site for Plateau Excavation (E-Infrastructure Solutions Sterling subsidiary)

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 35 COMMUNITY PARTNERS AND GOOD NEIGHBORS At Sterling, we work diligently to protect not only our environment, but also our Nation’s communities and the people who live within them. Doing our part to help build sustainable cities and communities is a responsibility we take to heart. We strive to be good neighbors through responsible and innovative processes that minimize the impact of our operations. Through our assembly line-type process, we aim to reduce inefficiencies, project delays and exposure for our contractors. This increased operational efficiency results in faster project completion rates and less impact to the surrounding communities. We partner with our clients, vendors and suppliers to support each other’s sustainability programs. This includes the National Storm Water Quality Program (NSQP), which helps manage and improve the flow of rainwater throughout the communities in which we work. Additionally, it helps keep materials such as dirt, concrete residue or other waste from leaving construction sites. Additionally, we work with builders that understand the essential needs of neighborhoods and communities, including access to clean water. We support their efforts to provide homebuyers clean and sanitary sewer systems and the appropriate servicing of community amenities. Reduce, reuse, recycle In order to maximize opportunities that lessen our environmental impact across our organization, we seek ways to increase resource efficiency during all phases of construction. This includes identifying local and alternative materials from recycled or reused sources during the project design and planning stages. Additionally, our efforts to support local suppliers goes further than just the reduction of our carbon footprint. We also aim to nurture local initiatives that endeavor to create sustainable cities and communities. ENVIRONMENTAL | BUILDING SOLUTIONS 1. Tealstone (Building Solutions Sterling subsidiary) project site 2.Sterling employee and family at community event 2 1

RLW (Transportation Solutions Sterling subsidiary) wildlife crossing bridge, Utah THE STERLING WAY — 2023 SUSTAINABILITY REPORT 36 ENVIRONMENTAL PROTECTING OUR ENVIRONMENT STARTS BEFORE CONSTRUCTION EVEN BEGINS Protecting Life on Land and Below Water Our support for the conservation of mountain ecosystems and biodiversity is evidenced by Sterling’s wildlife crossings projects in Utah and Texas. These crossings help prevent loss of life, having been proven to effectively reduce wildlife-vehicle collisions. They not only save lives; they save money as well. For example, the Utah Department of Transportation in 2021 reported that 5,000 deer were killed due to vehicle collisions at an estimated cost to Utah taxpayers of nearly $100 million annually. Wildlife crossing bridges, culverts and other structures protect life on land and life below water. In Utah, fish populations are protected with barriers specifically engineered and constructed to guard them against hazards. We are honored to partner with wildlife protection initiatives. In addition to the work that we do through our awarded projects, we help protect wildlife by providing support through engineering and technical expertise, infrastructure, equipment, labor and other resources. Sterling’s commitment to the environment goes beyond applicable regulations and policies. We are dedicated to designing, planning, building, and creating the Nation’s infrastructure, incorporating industry-leading protective measures and practices. | TRANSPORTATION SOLUTIONS

ENVIRONMENTAL | TRANSPORTATION SOLUTIONS

ADVANCING INNOVATION AND INFRASTRUCTURE



Road and Highway Builders (Transportation Solutions Sterling subsidiary) rock quarry.

Reducing Carbon Footprint

Additional ways we reduce our environmental impact include strategically placing rock quarries near and along routes to project sites, thus reducing haul distance, fuel consumption and carbon emissions.

Protecting Green Spaces

We take care to limit on-site disturbances to protected species and inhabitants. We work to minimize impacts on the surrounding landscapes by protecting green spaces and soils, and we are diligently mindful of tree conservation as well.



In Texas, the Memorial Park's prairie restoration adjoins the Land Bridge to reintroduce endangered native Gulf Coast prairie and additional wetlands to areas north and south of Memorial Drive. The trails provide safe crossing for people and wildlife. Both prairie and wetlands serve important habitat and stormwater management functions and are a key part of the ecological restoration to ensure resiliency. During construction of the bridges, special measures were incorporated to ensure the surrounding ecosystem was minimally impacted.



Responsible Construction

Our Accelerated Bridge Construction (ABC) methods improve safety for travelers and personnel at project sites. ABC technology also reduces project time and environmental impact by utilizing bridge components that are built off site.

Public perception after bridge move using ABC method

(1 = Not Satisfied, 7 = Very Satisfied)


Scale of 7 Very Satisfied
76%
Scale of 6
18%
Scale of 1
0%
OVERALL SATISFACTION WITH PROJECT RESULTS

THE STERLING WAY – 2023 SUSTAINABILITY REPORT 37

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 38 APPENDIX

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 39 ABOUT THIS REPORT As referenced in the Governance section of this Sustainability Report, Sterling is committed to operating with full transparency. The public disclosure of the Company’s sustainability initiatives has been prepared based on the guidelines as mentioned in this report. While certain matters discussed in this report may be significant and relevant to our investors, any significance should not be read as rising to the level of materiality for purposes of complying with the U.S. federal securities laws or the disclosure requirements of the SEC. Cautionary Statement Regarding Forward-Looking Statements This sustainability report contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our plans, projections, expectations, targets, objectives, strategies or goals relating to environmental, social, safety and governance performance, including our commitment to aligning our ESG-related disclosure with established standards, frameworks and recommendations; our approach to lower carbon and reduced emissions; our continuing commitment to safe and reliable operations; and our commitment to human rights and creating a diverse and inclusive workplace. All of these types of statements, other than statements of historical fact included in this sustainability report, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “expect,” “plan,” “strive,” “goal,” “seek,” “intend,” “believe,” “aim,” “potential,” “continue,” the negative of such terms or other comparable terminology. Management cautions all readers that the forward-looking statements contained in this sustainability report are not guarantees of future performance, and we cannot assure any reader that such statements will be realized, or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. To learn more, please contact: Mary Morley Head of Corporate Communications and Stakeholder Engagement 1800 Hughes Landing Blvd, Suite 250, The Woodlands, TX 77380 Tel: 281.214.0777 | info@strlco.com

STERLING INTERNAL & EXTERNAL STAKEHOLDERS

In order to secure a sustainable future for all, we understand that we must take time to engage our stakeholders. We do so by regularly engaging with our stakeholder groups and proactively seeking communication opportunities in order to address concerns, identify needs, and develop strategies for greater corporate alignment. Below is a summary of stakeholder priorities and a list of corresponding engagements for each stakeholder group in each of 2020, 2021 and 2022.

STAKEHOLDER GROUPS	STAKEHOLDER PRIORITIES	STAKEHOLDER ENGAGEMENT
Shareholders/Investors	• Return on Investment, Financial Stability & Growth • Company Purpose, Mission, Vision, Values & Strategy • Corporate Governance • Diversity, Equity & Inclusion • Material Sourcing • Labor & Talent Management	• Open dialogue with large and small shareholders, including active and passive investors • Engage via agency-coordinated conferences, non-deal road shows and sponsored events • Quarterly formal and informal phone calls pre- and post-earnings release • Open access to management via phone calls, virtual/in-person meetings and email • Continue Investor Relations outreach efforts • Host company-sponsored investor events
Employees	• Diversity, Equity & Inclusion • Employee Safety, Health & Well-Being • Employee Retention, Training & Development • Company Culture, Purpose & Values • Community Engagement • Environmental Stewardship • Ethics & Compliance	• Quarterly CEO Message to all employees via company email and posted to company intranet • Quarterly corporate communications via company email and posted to company intranet site • Training, career and professional development programs open to all employees • Maintain supportive culture for open formal and informal communications from employees • Monthly and quarterly community involvement • Anonymous and confidential resource for employee concerns and reporting misconduct via the Ethics Line by Lighthouse Services
Customers	• Responsible Material Sourcing • Ethics & Compliance • Product Quality & Innovation • Risk Management & Process Governance • Equal Opportunity & Diversity • Employee Health & Safety • Customer Intimacy & Responsiveness	• Proactive engagement with customers/supply channels during and after COVID-19 pandemic • Timely responses to customer inquiries and data requests regarding ethics and compliance • Business development and sales, project managers, project site supervisors and safety department interact with customers • Partner with customers to develop custom solutions to meet their needs • Direct access to customer service representatives and collect feedback through communication channels, surveys and reports
Local Communities	• Volunteerism & Corporate Giving • Environmental Stewardship • Education	• Evaluated COVID-19 and social impacts on our local communities • Encourage employees to engage with communities and provide paid time off for volunteering efforts • Quarterly corporate volunteering in addition to business unit employee volunteering efforts • Leadership involvement in local communities and service on non-profit boards • Participate in local and national sustainability forums and standard setting information sessions

Sterling continues to perform its internal reviews to understand the material and immaterial climate-related risks and opportunities that are most pertinent to our business activities and adhere to disclosure principles. Such principles ensure that our disclosures are relevant, specific, clear, consistent, reliable and verifiable. With the increased focus on ESG metrics from stakeholder groups including investors, Sterling evaluates these metrics and may begin disclosing those that are pertinent to our industry. Some of the metrics are considered immaterial to Sterling and are not currently tracked. However, we will continue to evaluate and expand our reporting and disclosures as appropriate.

THE STERLING WAY – 2023 SUSTAINABILITY REPORT 40

SASB FRAMEWORK: ENGINEERING AND CONSTRUCTION SERVICES

TOPIC	ACCOUNTING METRIC	CATEGORY	UNIT OF MEASURE	CODIFIED METRIC CODE	DISCLOSURE
Environmental Impacts of Project Development	Number of incidents of non-compliance with environmental permits, standards and regulations	Quantitative	Number	IF-EN-160a.1	Management is reviewing tracking and reporting efforts for disclosure of such information in the future. Two spills were reported. However, neither were related to an incident of non-compliance. Locations: Salt Lake City and Texas Sterling in the Gulf Coast.
	Discussion of processes to assess and manage environmental risks associated with project design, siting and construction	Discussion and Analysis	N/A	IF-EN-160a.2	Management is reviewing the reporting efforts for such information in the future. See Sterling's Proxy Statement page 8 for Board's role in oversight of risk management.
Structural Integrity & Safety	Amount of defect- and safety-related rework costs	Quantitative	Reporting currency	IF-EN-250a.1	N/A - Currently not tracked by Sterling
	Total amount of monetary losses as a result of legal proceedings associated with defect- and safety-related incidents	Quantitative	Reporting currency	IF-EN-250a.2	N/A - Currently not disclosed by Sterling
Workforce Health & Safety	(1) Total recordable injury incident rate (TRIR) and (2) fatality rate for (a) direct employees and (b) contract employees	Quantitative	Rate	IF-EN-320a.1	See Sterling's Safe and Sound program detail on page 20.
Life Cycle Impacts of Buildings & Infrastructure	Number of (1) commissioned projects certified to a third-party multi-attribute sustainability standard and (2) active projects seeking such certification	Quantitative	Number	IF-EN-410a.1	Data not currently available. Management is reviewing tracking and reporting efforts for disclosure of such information in the future. Management is not aware of project owners seeking such certification.
	Discussion of process to incorporate operational-phase energy and water efficiency considerations into project planning and design	Discussion and Analysis	N/A	IF-EN-410a.2	Environmental section beginning on page 33.
Climate Impacts of Business Mix Currency	Amount of backlog for (1) hydrocarbon-related projects and (2) renewable energy projects	Quantitative	Reporting currency	IF-EN-410b.1	Sterling provides services for companies in the renewable energy space. Management is reviewing tracking and reporting efforts for disclosure of such information in the future.
	Amount of backlog cancellations associated with hydrocarbon-related projects	Quantitative	Reporting currency	IF-EN-410b.2	N/A
	Amount of backlog for non-energy projects associated with climate change mitigation	Quantitative	Reporting currency	IF-EN-410b.3	Sterling provides services for companies associated with climate change mitigation. Management is reviewing tracking and reporting efforts for disclosure of such information in the future.
Business Ethics	(1) Number of active projects and (2) backlog in countries that have the 20 lowest rankings in Transparency International's Corruption Perception Index	Quantitative	Number, Reporting currency	IF-EN-510a.1 IF-EN:01	Sterling does not operate outside of the U.S.
	Total amount of monetary losses as a result of legal proceedings and regulatory fines and settlements associated with charges of (1) bribery or corruption and (2) anti-competitive practices	Quantitative	Reporting currency	IF-EN-510a.2 IF-EN:01	There are no pending legal matters reasonably expected to have a material adverse impact on Sterling's Consolidated Results of Operations or Financial Position.
	Description of policies and practices for prevention of (1) bribery or corruption and (2) anti-competitive behavior in the project bidding processes	Discussion and Analysis	N/A	IF-EN-510a.3	See Sterling's Code of Business Conduct link on page 16.
Number of Active Projects		Quantitative	Number	IF-EN-000.A	For year ended December 31, 2022, see Investor Relations Events & Presentations.
Number of Commissioned Projects		Quantitative	Number	IF-EN-000.B	For year ended December 31, 2022, see backlog detail in 2022 Form 10-K.
Total Backlog		Quantitative	Reporting currency	IF-EN-000.C	For year ended December 31, 2022, see backlog detail in 2022 Form 10-K.

THE STERLING WAY — 2023 SUSTAINABILITY REPORT 41